UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2008

iDNA, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11601	34-1816760
(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 7th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 644-1400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of July 3, 2008, iDNA, Inc. (“iDNA”) entered into a Reduction of Purchase Price Agreement (the “Agreement”) with Steven Campus, president of the Campus Corporations (defined below), the Campus Family 2000 Trust (the “Family Trust”) and the Trust Established Under the Will of Nancy Campus (the “Shelter Trust” and, collectively with the Family Trust, the “Trusts” and each a “Trust”). (The Trusts and Steven Campus are herein referred to collectively as the “Stockholders” and each as a “Stockholder”).

As previously reported, pursuant to and as provided in that certain Stock Purchase Agreement dated July 31, 2003 between iDNA and the Stockholders, iDNA acquired from the Stockholders all of the issued and outstanding shares of capital stock of each of Campus Group Companies, Inc. (“CGCI”), Multi-Video Services, Inc. (“Multi-Video”), Interactive Conferencing Network, Inc. (“Interactive”) and Audience Response Systems, Inc. (“ARSI” and, collectively with CGCI, Multi-Video, Interactive and ARSI, the “Campus Corporations”). In consideration for the shares of the Campus Corporations so acquired, iDNA (i) made a cash payment to the Stockholders and (ii) issued to the Stockholders certain promissory notes in an aggregate principal amount of $9.9 million and a convertible promissory note in the principal amount of $2.8 million (collectively, the “Promissory Notes”) (the cash amount and Promissory Notes collectively, the “Purchase Price”). At July 2, 2008, iDNA had outstanding principal obligations under the terms of the Promissory Notes of $12.1 million and accrued interest of $156,000.

Pursuant to the Agreement, iDNA and the Stockholders agreed, among other matters, that the Purchase Price is reduced to a remaining balance of three hundred seventy-five thousand dollars ($375,000) (the “Purchase Price Balance”). The parties further agreed that, inasmuch as the Promissory Notes were intended to represent iDNA’s obligation to pay the unpaid portion of the Purchase Price, the aggregate outstanding amount of the Promissory Notes is reduced to an amount equal to the Purchase Price Balance. The Promissory Notes were modified and amended so that the outstanding principal amounts due thereunder were reduced to an aggregate of $375,000. (The Promissory Notes, as modified and amended pursuant to the Agreement, are hereinafter referred to as the “Amended Promissory Notes.”)

Furthermore, pursuant to the Agreement, on or about July 14, 2008 the Stockholders shall surrender and deliver to iDNA each and all of the Amended Promissory Notes, marked cancelled, and upon receipt of such Amended Promissory Notes, iDNA shall, in full payment, discharge and satisfaction of the Amended Promissory Notes, issue to the Stockholders an aggregate of two million five hundred thousand (2,500,000) shares of iDNA’s common stock, $0.05 par value per share (the “Issued Shares”), such Issued Shares to be allocated proportionally among the Stockholders. iDNA and the Stockholders agree that upon the issuance of the Issued Shares to the Stockholders, the Purchase Price Balance shall be paid, discharged and satisfied in full, and no additional amount (whether pursuant to the Promissory Notes or otherwise) shall be payable by iDNA on account of or with respect to the Purchase Price.

In addition, subject to the terms and conditions set forth in the Agreement, iDNA (i) assumed certain obligations to redeem or repurchase from the Stockholders their Issued Shares and (ii) granted to the Stockholders certain rights to sell (or “put”) the Issued Shares to iDNA. iDNA is required to semi-annually offer to redeem certain Issued Shares from the Stockholders at the rate of $2.00 per share for a maximum total redemption payment equal to the excess (if any) of certain minimum operating cash flow thresholds of the Campus Corporations for the period from August 1, 2008 through July 31, 2013. At any time, the Stockholders are free to (i) accept or decline iDNA’s offer to redeem or repurchase the Issued Shares and (ii) sell, redeem, transfer or otherwise dispose of the Issued Shares to third parties. (All shares redeemed by iDNA, or sold, transferred or otherwise disposed of to third parties are hereinafter referred to as “Excluded Shares”.)

Pursuant to the Agreement, iDNA also granted to the Stockholders the right, subject to certain criteria, to sell (or “put”) to iDNA, and require iDNA to purchase from the Stockholders, any or all of the Issued Shares (exclusive of all Excluded Shares) at the rate of $2.00 per share during the period October 31, 2013 through November 15, 2013 (the “Put Right”). However. the Put Right shall not be exercisable if one or more of the Stockholders shall have received (or be deemed to have received) aggregate consideration of at least five million dollars ($5,000,000) on account of or with respect to the sale, transfer, redemption or other disposition of some or all of the Issued Shares.

In order to secure its obligations to the Stockholders under the Agreement, iDNA agreed (i) to pledged to the Stockholders all of iDNA’s right, title and interest in and to all of the capital stock of the Campus Corporations held by iDNA and (ii) to cause the Campus Corporations to guaranty such obligations, with such guaranty to be secured by the assets of the Campus Corporations.

In addition, pursuant to the Agreement, Mr. Campus, the Campus Corporations and iDNA are entering into an employment agreement (the “Employment Agreement”) under which Mr. Campus shall serve as President of the Campus Corporations until the earliest to occur of (i) the redemption of all Issued Shares (exclusive of any Excluded Shares) or (ii) the lapse of the Put Right. Mr. Campus is entitled to base compensation of $100,000 per year and standard employment benefits pursuant to the Campus Corporation’s employment benefits program offered to all personnel from time-to-time.

Each of the Agreement and the related Employment Agreement are attached as exhibits (each an “Exhibit,” and, collectively, the “Exhibits”) to this Current Report on Form 8-K (this “Form 8-K”). The foregoing descriptions of the Exhibits are merely summaries, and are not intended to be complete; and the full text of each Exhibit is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to, and subject to the terms of, the Agreement, iDNA will issue to the Stockholders the Issued Shares, as described in Item 1.01 of this Form 8-K (such description is incorporated by reference into this Item 3.02 in its entirety). iDNA will receive no additional offering proceeds in connection with the issuance of the Issued Shares, beyond cancellation of the remaining aggregate $375,000 principal amount due to the Stockholders under the Amended Promissory Notes. There are no underwriting discounts or commissions that will be incurred by iDNA in connection with the issuance of the Issued Shares. The issuance of the Issued Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof, given the status of each of the Stockholders as an “accredited investor” (as defined in Regulation D promulgated under the Securities Act (“Regulation D”)).

Item 8.01 Other Events.

On July 15, 2008, iDNA issued a press release announcing the closing of the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1
Form of Reduction of Purchase Price Agreement, dated as of July 3, 2008, by and between iDNA, Inc., Steven Campus, the Campus Family 2000 Trust and the Trust Established Under the Will of Nancy Campus.

10.2	Form of Employment Agreement, dated as of August1, 2008, by and among Audience Response Systems, Inc., the Campus Group Companies, Inc., iDNA, Inc. and Steven Campus.
99.1	Press Release dated July 15, 2008 issued by iDNA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iDNA, INC.

Date: July 15, 2008	By:	/s/ Robert V. Cuddihy, Jr.
Name: Robert V. Cuddihy, Jr.
Title: Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

No.	Description

10.1
Form of Reduction of Purchase Price Agreement, dated as of July 3, 2008, by and between iDNA, Inc., Steven Campus, the Campus Family 2000 Trust and the Trust Established Under the Will of Nancy Campus.

10.2	Form of Employment Agreement, dated as of August1, 2008, by and among Audience Response Systems, Inc., the Campus Group Companies, Inc., iDNA, Inc. and Steven Campus.
99.1	Press Release dated July 15, 2008 issued by iDNA, Inc.